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                                                                    EXHIBIT 99.4


                       THE MAY DEPARTMENT STORES COMPANY

                           OFFER FOR ALL OUTSTANDING

        $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF 3.95% NOTES DUE 2007, $600,000,000 AGGREGATE PRINCIPAL AMOUNT OF 4.80% NOTES DUE 2009,
       $500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.75% NOTES DUES 2014, $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.65% DEBENTURES DUE 2024, AND
      $400,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.70% DEBENTURES DUE 2034
         THAT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                 IN EXCHANGE FOR

                             3.95% NOTES DUE 2007,
                             4.80% NOTES DUE 2009,
                             5.75% NOTES DUES 2014,
                         6.65% DEBENTURES DUE 2024, AND
                           6.70% DEBENTURES DUE 2034
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                                                                 , 2004

TO OUR CLIENTS:

         Enclosed for your consideration is a prospectus, dated           , 2004
(the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of The May Department Stores Company, a New York corporation (the "Company") to exchange up to $400,000,000 aggregate principal amount of 3.95% Notes due 2007, $600,000,000 aggregate principal amount of 4.80% Notes due 2009, $500,000,000 aggregate principal amount of 5.75% Notes due 2014, $300,000,000 aggregate principal amount of 6.65% Debentures due 2024 and $400,000,000 aggregate principal amount of 6.70% Debentures due 2034 that have been registered under the Securities Act of 1933 (the "Exchange Securities") for a like aggregate principal amount of 3.95% Notes due 2007, 4.80% Notes due 2009, 5.75% Notes due 2014, 6.65%
Debentures due 2024 and 6.70% Debentures due 2034, respectively, that were previously issued without registration under the Securities Act (the "Old Securities"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

         This material is being forwarded to you as the beneficial owner of the Old Securities held by us for your account but not registered in your name. A TENDER OF SUCH OLD SECURITIES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
5:00 p.m., New York City time, on           , 2004 unless extended by the
Company. Any Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.       The Exchange Offer is for any and all Old Securities of each series.




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2.       The Exchange Offer is subject to certain conditions set forth in the
         Prospectus in the section captioned "The Exchange Offer -- Certain Conditions to the Exchange Offer."

3. Any transfer taxes incident to the transfer of Old Securities from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

4.       The Exchange Offer expires at 5:00 p.m., New York City time, on
                        , 2004 unless extended by the Company.

         If you wish to have us tender your Old Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD SECURITIES.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Old Securities.

         This will instruct you to tender the Old Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.


[ ] Please tender the Old Securities held by you for my account as indicated below:

            AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF OLD SECURITIES

            3.95% Notes due 2007: $ ________________________________

            4.80% Notes due 2009: $ ________________________________

            5.75% Notes due 2014: $ ________________________________

          6.65% Debentures due 2024: $ ________________________________

          6.70% Debentures due 2034: $ ________________________________



[ ]    Please do not tender any Old Securities held by you for my account.

Dated:  _________________________________________ , 2004


Signature(s): __________________________________________________________________

Print Name(s) here: ____________________________________________________________

Print Address(es): _____________________________________________________________

Area Code and Telephone Number(s): _____________________________________________

Tax Identification or Social Security Number(s): _______________________________


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NONE OF THE OLD SECURITIES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS
WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OLD SECURITIES HELD BY US FOR YOUR ACCOUNT.





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